Exhibit 10(b)

                              SNAP-ON INCORPORATED
                      2001 INCENTIVE STOCK AND AWARDS PLAN
                  (Amended and Restated as of January 25, 2002)


     1. Purpose and Construction.

          (a) Purpose. The Snap-on Incorporated 2001 Incentive Stock and Awards Plan has two complementary purposes: (i) to attract and retain outstanding people as officers, directors, employees, consultants and advisors and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company's common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

          (b) Definitions. All capitalized terms used in this Plan have the meanings given in Section 14.

     2. Administration.

          (a) Committee Administration. The Committee has full authority to administer this Plan, including the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect, and (iv) make all other determinations necessary or advisable for the administration of this Plan. A majority of the members of the Committee will constitute a quorum, and a majority of the Committee's members must make all determinations of the Committee. The Committee may make any determination under this Plan without notice or meeting of the Committee by a writing that a majority of the Committee members have signed. All Committee determinations are final and binding.

          (b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to individuals who are Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

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          (c) No Liability. No member of the Committee, and no officer to whom a delegation under subsection (b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless such individual to the maximum extent that the law and the Company's bylaws permit.

     3. Eligibility. (a) The Committee may designate from time to time the Participants to receive Awards under this Plan. The Committee's designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year. The Committee may consider such factors as it deems pertinent in selecting a Participant and in determining the types and amounts of Awards. In making such selection and determination, factors the Committee may consider include: (a) the Company's financial condition; (b) anticipated profits for the current or future years; (c) the Participant's contributions to the profitability and development of the Company; and (d) other compensation provided to the Participant. Non-Employee Directors automatically receive Options under Section 6(d), without action of the Committee, and are not eligible to receive any other Awards.

     4. Types of Awards.

          (a) Discretionary Grants of Awards. Subject to the terms of this Plan, the Committee has full power and authority to: (i) determine the type or types of Awards to be granted to each Participant; (ii) determine the number of Shares with respect to which an Award is granted to a Participant, if applicable; and (iii) determine any terms and conditions of any Award granted to a Participant. Awards under this Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate). Tandem Awards may be granted either at the same time as, or at different times from, the grant of the other Awards (or awards) to which they relate.

          (b) Automatic Grants to Non-Employee Directors. Each Non-Employee Director will automatically receive Options under this Plan as provided in
     Section 6(d).

     5. Shares Reserved under this Plan.

          (a) Plan Reserve. An aggregate of 5,000,000 Shares are reserved for issuance under this Plan. However, not more than 5,000,000 of the reserved Shares may be issued pursuant to incentive stock options. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. As to Awards that are (i) Restricted Stock, (ii) Performance Shares, or (iii) Performance Units that are paid in Shares or the value of which is based on the Fair Market Value of Shares, the Company may not issue, or make

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     payments as to more than 1,000,000 Shares in the aggregate. The limitations of this subsection are subject to adjustments as provided in Section 12.

          (b) Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares or payment of cash under the Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan as determined under subsection (a), including issuance as Restricted Stock or pursuant to incentive stock options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award, then the Shares subject to, reserved for or delivered in payment in respect of such Award may again be used for new Awards under this Plan as determined under subsection (a), including issuance as Restricted Stock, but such shares may not be issued pursuant to incentive stock options.

          (c) Addition of Shares from Predecessor Plan. After the Effective Date of this Plan, if any Shares subject to awards granted under the Amended and Restated Snap-on Incorporated 1986 Incentive Stock Program would again become available for new grants under the terms of such prior plan if the prior plan were still in effect, then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the Shares available under this Plan as determined under the first sentence of subsection (a). Any such Shares will not be available for future awards under the terms of the Amended and Restated Snap-on Incorporated 1986 Incentive Stock Program.

          (d) Participant Limitations. Subject to adjustment as provided in
     Section 12, no Participant may be granted Awards under this Plan that could result in such Participant: (i) receiving in any single fiscal year of the Company Options for more than 1,000,000 Shares, (ii) receiving Awards of Restricted Stock in any single fiscal year of the Company relating to more than 200,000 Shares, (iii) receiving Performance Shares in any single fiscal year of the Company relating to more than 40,000 Shares; (iv) receiving Awards of Performance Units in any single fiscal year of the Company with a designated dollar value that exceeds $1,000,000 and/or receiving Awards of Performance Units in any single fiscal year of the Company, the value of which is based on the Fair Market Value of Shares, relating to more than 40,000 Shares; or (v) receiving an annual incentive award in any single fiscal year of the Company that is more than $3,000,000. In all cases, determinations under this Section 5 should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

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     6. Options.

          (a) Eligibility. The Committee may grant Options to any Participant it selects. The Committee must specify whether the Option is an incentive stock option or a nonqualified stock option, but only employees of the Company or a Subsidiary may receive grants of incentive stock options. Director Options are automatic grants as specified in subsection (d).

          (b) Exercise Price. For each Option other than Director Options, the Committee will establish the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant.

          (c) Terms and Conditions of Options. An option will be exercisable at such times and subject to such conditions as the Committee specifies, except that the Option must terminate no later than 10 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code section 422 except to the extent the Committee determines otherwise.

          (d) Terms and Conditions of Non-Employee Director Options. On the date of each annual meeting of shareholders of the Company during the term of this Plan, each Non-Employee Director (including members of the Committee) will automatically be granted on such meeting date a nonqualified stock option for the purchase of 3,000 Shares at a purchase price equal to the Fair Market Value of the Shares on such date ("Director Options"). Each Director Option will be immediately exercisable and, except as the Committee may otherwise provide, will terminate upon the earliest of: (i) 10 years from the date of grant; (ii) if the Director is at least age 65 or has completed six years of service, three years after the Director ceases to serve on the Board for any reason other than death; (iii) if the Director is not age 65 and has not completed six years of service, six months after the Director ceases to serve on the Board for any reason other than death of the Director; or (iv) 12 months after the date of death if the Director should die while serving, or within any period after termination of his or her service during which the Director Option was exercisable. Non-Employee Directors will not be eligible for any other Award under this Plan.

     7. Performance and Stock Awards.

          (a) Eligibility for Performance and Stock Awards. The Committee may grant awards of Restricted Stock, Performance Shares or Performance Units to Participants the Committee selects.

          (b) Terms and Conditions. Each award of Restricted Stock, Performance Shares or Performance Units may be subject to such terms and

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     conditions as the Committee determines appropriate, including, without limitation, a condition that one or more Performance Goals be achieved for the Participant to realize all or a portion of the benefit provided under the Award. However, an award of Restricted Stock that requires the achievement of Performance Goals must have a restriction period of at least one year, and an award of Restricted Stock that is not subject to Performance Goals must have a restriction period of at least three years. Notwithstanding the foregoing, the Committee may provide that the restrictions imposed on Restricted Stock are accelerated, and that all or a portion of the Performance Goals subject to an Award are deemed achieved, upon a Participant's death, disability or retirement. The Committee may determine to pay Performance Units in cash, in Shares, or in a combination of cash and Shares.

     8. Annual Management Incentive Awards. The Committee may grant annual incentive awards each year to such executive officers of the Company as it selects. The Committee will determine all terms and conditions of the annual incentive award. However, the Committee must require that payment of all or any portion of the amount subject to the annual incentive award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies. An annual incentive award must relate to a period of at least one year except that, if the award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the award may relate to a period shorter than one year.

     9. Transferability. Each Award granted under this Plan is not transferable other than by will or the laws of descent and distribution, except that a Participant or Non-Employee Director may, to the extent the Committee allows and in a manner the Committee specifies: (a) designate in writing a beneficiary to exercise the Award after the Participant's or Non-Employee Director's death; or
(b) transfer any award.

     10. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

          (a) Term of Plan. This Plan will terminate, and no Award may be granted, more than ten (10) years after the Effective Date, unless the Board earlier terminates this Plan pursuant to subsection (b).

          (b) Termination and Amendment. The Board may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

               (i) the provisions of Section 6(d) may not be amended more than once every six (6) months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder;

               (ii) shareholders must approve any amendment of this Plan if required by: (A) the rules and/or regulations promulgated under


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          Section 16 of the Exchange Act (for this Plan to remain qualified under Rule 16b-3), (B) the Code or any rules promulgated thereunder (to allow for incentive stock options to be granted under this Plan or to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth in that section), or (C) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Shares are then traded (to maintain the listing or quotation of the Shares on that exchange); and

               (iii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 5(a) or 5(d) (except as permitted by Section 12); (B) an amendment to shorten the restriction periods specified in Section 7(b); or (C) an amendment to the provisions of
          Section 10(e).

          (c) Amendment, Modification or Cancellation of Awards. Except as provided in subsection (e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other persons as may then have an interest in the Agreement, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section
     12).

          (d) Survival of Committee Authority and Awards. Notwithstanding the foregoing, the authority of the Committee to administer this Plan and modify or amend an Award may extend beyond the date of this Plan's termination. In addition, termination of this Plan will not affect the rights of Participants or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

          (e) Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 12, neither the Committee nor any other person may decrease the exercise price for any outstanding Option granted under this Plan after the date of grant nor allow a Participant or Non-Employee Director to surrender an outstanding Option granted under this Plan to the Company as consideration for the grant of a new Option with a lower exercise price.

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          (f) Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 10(b)(iii).

     11. Taxes. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a nonqualified stock option, (b) a disqualifying disposition of Shares received upon the exercise of an incentive stock option, or (c) the lapse of restrictions on Restricted Stock, by electing to (i) have the Company withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. The Fair Market Value of fractional Shares remaining after payment of the withholding taxes may be paid to the Participant in cash.

     12. Adjustment Provisions; Change of Control.

          (a) Adjustment of Shares. In the event of any Change in Capitalization, a proportionate substitution or adjustment may be made in
     (i) the aggregate number and/or kind of shares or other property reserved for issuance under the Plan and (ii) the number, kind and/or exercise price of shares or other property to be delivered under the Plan, in each case as may be determined by the Committee in its sole discretion. Such other proportionate substitutions or adjustments may be made as shall be determined by the Committee in its sole discretion. "Change in Capitalization" means any increase, reduction, change or exchange of shares of Common Stock for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other

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     corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

          (b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards upon such terms and conditions as it may deem appropriate.

          (c) Change of Control. Except to the extent the Committee provides a result more favorable to holders of Awards, upon the occurrence of a Change of Control,

               (i) all outstanding Options shall vest automatically and within ten days following the Change of Control, the Company shall pay each holder of an Option, in exchange for the surrender of such Option, an amount equal to the excess, if any, of the per-Share Change of Control Price over the per-Share exercise price of such Option, multiplied by the number of Shares covered by such Option, which amount shall be denominated in (A) such form of consideration as the Participant would have received had the Participant been the owner of record of such Shares at the time of such Change of Control, in the case of a "Change of Control With Consideration" or (B) cash, in the case of a "Change of Control Without Consideration" (such relevant form, the "Denominated Form");

               (ii) the restrictions on Restricted Stock shall lapse and within ten days following the Change of Control, the Company shall pay each holder of a share of Restricted Stock, in exchange for the surrender of such share of Restricted Stock, an amount equal to the Change of Control Price of such share of Restricted Stock, which amount shall be denominated in the Denominated Form;

               (iii) within ten days following the Change of Control, the Company shall pay each holder of a Performance Share and/or Performance Unit for which the performance period has not expired, in exchange for the surrender of such Performance Share and/or Performance Unit, an amount equal to the product of the value of the Performance Share and/or Performance Unit and a fraction, the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period, which amount shall be paid in the Denominated Form;

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               (iv) within ten days following the Change of Control, the Company shall pay each holder of a Performance Share and/or Performance Unit that has been earned but not yet paid, in exchange for the surrender of such Performance Share and/or Performance Unit, an amount equal to the value of such Performance Share and/or Performance Unit, which amount shall be paid in the Denominated Form;

               (v) each annual incentive award which has not yet been earned as of the Change of Control shall be deemed to have been earned pro rata as if the Performance Goals were attained as of the Change of Control, by taking the product of (A) the Participant's maximum award opportunity for the fiscal year and (B) a fraction, the numerator of which is the number of full or partial months that have elapsed from the beginning of the fiscal year to the date of the Change of Control and the denominator of which is 12, and within ten days following the Change of Control, the Company shall pay each holder of such an annual incentive award, in full settlement thereof, an amount in cash equal to the value of such pro rata award;

               (vi) within ten days following the Change of Control, the Company shall pay to each holder of an annual incentive award that has been earned but not yet paid, in full settlement thereof, an amount in cash equal to the value of such award; and

               (vii) within ten days following the Change in Control, the Company shall pay to each holder of an Award with respect to which dividend equivalents or similar amounts have been credited and not yet paid pursuant to any other provision of this Section 12(c), a cash payment equal to the value of such dividend equivalents or similar amounts.

For purposes of this Section 12(c), the "value" of a Performance Share shall be equal to, and the "value" of a Performance Unit, the value of which is equal to the Fair Market Value of one or more Shares, shall be based on, the Change of Control Price.

For purposes of this Section 12(c), "Change of Control With Consideration" shall mean a Change of Control in which Shares are exchanged or surrendered for shares, cash or other property. "Change of Control Without Consideration" shall mean a Change of Control pursuant to which Shares are not exchanged or surrendered for shares, cash or other property.

     13. Miscellaneous.

          (a) Other Terms and Conditions. The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to

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     the Award awarded to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

               (i) one or more means to enable Participants or Non-Employee Directors to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant or Non-Employee Director on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

               (ii) the purchase of Shares under Options in installments;

               (iii) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

               (iv) provisions giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as the Committee determines;

               (v) restrictions on resale or other disposition; and

               (vi) compliance with federal or state securities laws and stock exchange requirements.

     In any event, to the extent Rule 16b-3 so requires, Director Options are automatic, and the amount and terms of such Director Options will be determined as provided in Section 6(d).

          (b) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such

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     fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

          (c) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan's benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant, Non-Employee Director or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company's general unsecured creditors.

          (d) Requirements of Law. The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

          (e) Governing Law. This Plan, and all agreements under this Plan, should be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles, except for corporate law matters which are governed by the laws of the State of Delaware. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in a court sitting in the County of Kenosha, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin.

          (f) Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

     14. Definitions. Capitalized terms used in this Plan have the following meanings:

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          (a) "Affiliates" means any corporation, partnership, joint venture, or other entity during any period in which the Company owns, directly or indirectly, at least twenty percent (20%) of the equity, voting or profits interest, and any other business venture that the Committee designates in which the Company has a significant interest, as the Committee determines in its discretion.

          (b) "Award" means grants of Options, Performance Shares, Performance Units, Restricted Stock or an annual incentive award under this Plan.

          (c) "Board" means the Board of Directors of the Company.

          (d) For purposes of this Plan, a "Change of Control" shall be deemed to have occurred on the first to occur of any one of the events set forth in the following paragraphs:

               (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its COC Affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

               (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 25, 2002, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 25, 2002 or whose appointment, election or nomination for election was previously so approved or recommended; or

               (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to

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          represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its COC Affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

               (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of this definition of Change of Control, "COC Affiliate" shall have the meaning of "affiliate," as set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and "Person" shall have the meaning given in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its COC Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (v) any individual, entity or group which is permitted to, and actually does, report its Beneficial Ownership on Schedule 13G (or any successor schedule); provided that if

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any such individual, entity or group subsequently becomes required to or does report its Beneficial Ownership on Schedule 13D (or any successor schedule), such individual, entity or group shall be deemed to be a Person for purposes hereof on the first date on which such individual, entity or group becomes required to or does so report Beneficial Ownership of all of the voting securities of the Company Beneficially Owned by it on such date.

     (e) "Change of Control Price" means the higher of (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; or (ii) the highest price per Share paid in the Change of Control transaction.

     (f) "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

     (g) "Committee" means the Organization and Executive Compensation Committee of the Board (or such successor committee with the same or similar authority), which must be composed of not less than two Directors, each of whom must qualify as an "outside director" within the meaning of Code Section 162(m) and as a "non-employee director" within the meaning of Rule 16b-3.

     (h) "Common Stock" means the common stock of the Company.

     (i) "Company" means Snap-on Incorporated, a Delaware corporation, or any successor to Snap-on Incorporated, a Delaware corporation.

     (j) "Director" means a member of the Board, and "Non-Employee Director" means a member of the Board who is not also an employee of the Company or its Affiliates.

     (k) "Effective Date" means the date the Company's shareholders approve this Plan.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

     (m) "Fair Market Value" means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Common Stock is then traded, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular

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date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

     (n) "Option" means the right to purchase Shares at a stated price. "Options" may either be "incentive stock options" which meet the requirements of Code section 422, or "nonqualified stock options" which do not meet the requirements of Code section 422.

     (o) "Participant" means an officer or other employee of the Company or its Affiliates, or an individual that the Company or an Affiliate has engaged to become an officer or employee, or a consultant or advisor who provides services to the Company or its Affiliates, who the Committee designates to receive an Award under this Plan.

     (p) "Performance Goals" means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; and/or in the case of Awards that the Committee determines will not be considered "performance-based compensation" under Code section 162(m), such other goals as the Committee may establish in its discretion.

     (q) "Performance Shares" means the right to receive Shares to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but not in any event more than five years.

     (r) "Performance Units" means the right to receive monetary units with a designated dollar value or monetary units the value of which is equal to the Fair Market Value of one or more Shares, to the extent the Company or Participant achieves certain goals that the Committee establishes over a period of time the Committee designates consisting of one or more full fiscal years of the Company, but in any event not more than five years.

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     (s) "Plan" means this Snap-on Incorporated 2001 Incentive Stock and Awards
Plan, as amended from time to time.

     (t) "Restricted Stock" means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals during the period specified by the Committee and/or upon the completion of a period of service, as determined by the Committee.

     (u) "Section 16 Participants" means Participants who are subject to the provisions of Section 16 of the Exchange Act.

     (v) "Share" means a share of Common Stock.

     (w) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.



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